Exhibit 99.2

Investor Relations Contact:
Isabell Novakov
214-252-4029
inovakov@plainscapital.com

Hilltop Holdings Inc. Announces Pricing of $150 Million of Senior Notes due 2025

DALLAS — (BUSINESS WIRE) April 7, 2015 — Hilltop Holdings Inc. (NYSE: HTH) today announced the pricing of $150 million aggregate principal amount of its 5.00% senior notes due 2025.  The notes are not registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The offering is expected to close on April 9, 2015, subject to the satisfaction or waiver of customary closing conditions. Fitch is expected to assign a rating of BBB to the senior debt offering, subject to receipt of final documentation.

Subject to necessary approvals, the proceeds of the offering will be used to redeem all of Hilltop’s outstanding Non-Cumulative Perpetual Preferred Stock, Series B at an aggregate liquidation value of $114.1 million, plus accrued but unpaid dividends, and the remainder for general corporate purposes. Pending application of the net proceeds, they may be invested in short-term, interest bearing obligations. In the event necessary approvals are not received, the proceeds will be used for general corporate purposes.  Hilltop is expected to remain well capitalized following the debt issuance.

Sandler O’Neill + Partners, L.P. and Barclays are acting as joint book-running managers for the offering.

The senior notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell, or a solicitation of an offer to purchase, these securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Hilltop’s actual results, performance or achievements to be materially different from any expected future results, performance or achievements. Forward-looking statements speak only as of the date they are made and, except as required by law, Hilltop does not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, Hilltop’s plans, objectives, expectations and intentions and other statements that are not historical facts, including statements related to the intended use of the net proceeds of this offering. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) risks associated with merger and acquisition integration; (ii) our ability to estimate loan losses; (iii) changes in the default rate of our loans; (iv) risks associated with concentration in real estate related loans; (v) our ability to obtain reimbursements for losses on acquired loans under loss-share agreements with the Federal Deposit Insurance Corporation; (vi) changes in general economic, market and business conditions in areas or markets where we compete; (vii) severe catastrophic events in our geographic area; (viii) changes in the interest rate environment; (ix) cost and availability of capital; (x) changes in state and federal laws, regulations or policies affecting one or more of our business segments, including changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (xi) our ability to use net operating loss carry forwards to reduce future tax payments; (xii) approval of new, or changes in, accounting policies and practices; (xiii) changes in key management; (xiv) competition in our banking, mortgage origination, broker-dealer and insurance segments from other banks and financial institutions, as well as insurance companies, mortgage bankers, investment banking and financial advisory firms, asset-based non-bank lenders and government agencies; (xv) failure of our insurance segment reinsurers to pay obligations under reinsurance contracts; and (xvi) our ability to use excess cash in an effective manner, including the execution of successful acquisitions. For more information, see the risk factors described in the Annual Report on Form 10-K for the year ended December 31, 2014 and other reports filed with the Securities and Exchange Commission.

Source: Hilltop Holdings Inc.